EXHIBIT 10.2

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made as of January 4, 2013, by and among ECPM Holdings, LLC, a Delaware limited liability company (the “Company”), Avraham Levy (“Levy”) and the Persons listed on the Schedule of Major Members attached hereto (each, a “Major Member” and collectively, the “Major Members”).

WHEREAS, the Company and certain of the Major Members (each, an “Investor” and collectively, the “Investors”) are parties to a Unit Purchase Agreement, dated as of October 6, 2012 (the “Purchase Agreement”), pursuant to which, among other things, the Investors shall purchase the Company’s newly-authorized Class A Units (the “Class A Units”);

WHEREAS, in order to induce the Investors to enter into the Purchase Agreement and consummate the transactions contemplated thereby, the Company has agreed to enter into this Agreement for the benefit of the Investors;

WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement; and

WHEREAS, unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 2 hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Covenants.

1A. Financial Statements and Other Information. The Company shall deliver to each Major Member and each Qualifying Executive:

(i) within 30 days after the end of each monthly accounting period in each Fiscal Year, unaudited consolidated statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of the Company and its Subsidiaries on a combined basis for such monthly period and for the period from the beginning of the Fiscal Year to the end of such month, and an unaudited consolidated balance sheet of the Company and its Subsidiaries on a combined basis as of the end of such month, setting forth for each monthly accounting period in each Fiscal Year comparisons to the Company’s annual budget and to the corresponding period in the preceding Fiscal Year, and all such statements shall be prepared in accordance with GAAP, consistently applied;

(ii) within 45 days after the end of each quarterly accounting period in each Fiscal Year, unaudited consolidated statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of the Company and its Subsidiaries on a combined basis for such quarterly period and for the period from the beginning of the Fiscal Year to the end of such quarter, and an unaudited consolidated balance sheet of the Company and its Subsidiaries on a combined basis as of the end of such quarter, setting forth for each quarterly accounting period in each Fiscal Year comparisons to the Company’s annual budget and to the corresponding period in the preceding Fiscal Year, and all such statements shall be prepared in accordance with GAAP, consistently applied;

(iii) within 120 days after the end of each Fiscal Year, consolidated statements of income or operations, stockholders’ equity (or the equivalent) and cash flows of the Company and its

Subsidiaries on a combined basis for such Fiscal Year, and a consolidated balance sheet of the Company and its Subsidiaries on a combined basis as of the end of such Fiscal Year, setting forth in each case comparisons to the Company’s annual budget and to the preceding Fiscal Year, all prepared in accordance with GAAP, consistently applied and accompanied by (a) an unqualified opinion of the Company’s accounting firm (selected by the Company’s board of directors (the “Board”), but subject to the approval of the holders of a majority of the then issued and outstanding Class A Units (the “Investor Majority”) if such firm is not a “Big Four” accounting firm) and (b) a copy of such firm’s annual management letter to the Company’s audit committee;

(iv) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s or any of its Subsidiaries’ operations or financial affairs given to the Company or any of its Subsidiaries by their independent accountants (and not otherwise contained in other materials provided hereunder);

(v) at least 15 days but no more than 60 days prior to the beginning of each Fiscal Year, an annual budget and operating plan prepared on a quarterly basis for the Company and its Subsidiaries for such Fiscal Year (displaying anticipated statements of income and cash flows and balance sheets and approved by the Board), and (x) promptly upon preparation thereof any other significant budgets or operating plans prepared by the Company and any revisions of such annual or other budgets or operating plans and (y) promptly upon any substantial adverse deviation from such annual budget in any month, a written report explaining the extent and causes of such deviation and the actions proposed by the Company to be taken with respect thereto;

(vi) promptly after the discovery or receipt of notice of any material noncompliance or default under any material agreement to which the Company or any of its Subsidiaries is a party or any material adverse change, event or circumstance affecting the Company or any of its Subsidiaries (including the filing of any material litigation against the Company or any of its Subsidiaries or the existence of any known material dispute with any Person which involves a reasonable likelihood of such litigation being commenced), a certificate specifying the nature and period of existence thereof and what actions the Company and/or its Subsidiaries have taken and propose to take with respect thereto; and

(vii) with reasonable promptness, such other financial data and information (including regulatory/compliance information) concerning the Company and its Subsidiaries as any Investor may reasonably request.

Each of the financial statements referred to in Sections 1A(i) and 1A(iii) shall present fairly in all material respects the financial condition and operating results of the Company and its Subsidiaries as and to the extent specified above as of the dates and for the periods set forth therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments for recurring accruals (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets or operations of the Company and its Subsidiaries taken as a whole) and the absence of footnotes with respect thereto. Notwithstanding the foregoing, the provisions of this Section 1A and Section 1B shall cease to be effective so long as the Company is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements. Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each Person entitled to receive information regarding the Company and its Subsidiaries under this Section 1A or Section 1B shall use the same standards and controls which such Person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company and its Subsidiaries obtained by it pursuant to this Section 1A or Section 1B below; provided that each such Person may disclose such information (a) to managers, partners, members, directors, officers, representatives and agents of such

Person, (b) in connection with enforcing such Person’s rights under this Agreement and the other agreements contemplated hereby (including the Transaction Agreements), (c) as part of such Person’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or in connection with such Person’s or its Affiliates’ normal fundraising and related marketing, or informational or reporting activities, or to such Person’s or its Affiliates’ auditors, accountants, attorneys or other agents, or (d) in connection with any proposed sale or transfer of Company equity securities if such Person’s transferee agrees in writing to be bound by the confidentiality provisions hereof for the benefit of the Company.

1B. Certain Inspection Rights. The Company shall permit any representatives designated by a Major Member or Qualifying Executive, upon reasonable notice, during normal business hours and in a manner that does not unreasonably interfere with the ordinary conduct of the Company’s business, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate, financial and other records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) consult with the directors, managers, officers, compliance personnel, key employees and independent accountants of the Company and its Subsidiaries concerning the affairs, compliance or regulatory status, finances and accounts of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Qualifying Executive, Major Member or such other holder to the independent accountants of the Company or any of its Subsidiaries shall constitute permission to its independent accountants to participate in discussions with such Investors or their respective officers, directors, managers, employees, agents or advisors.

1C. Certain Affirmative Covenants. The Company shall, and shall cause each of its Subsidiaries to, unless it has received the prior written consent of the Investor Majority, enforce the provisions of all agreements entered into between the Company or any of its Subsidiaries and any of their equityholders, managers, executive officers or key employees and exercise all of their rights and remedies thereunder, including without limitation enforcement of the Transaction Agreements.

1D. Green Dot Prohibition. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (e.g., Next Estate Communications and Bonneville Bancorp) without the prior written consent of the Sequoia Funds.

Section 2. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“Confidential Information” means all information of a confidential or proprietary nature, whether tangible or intangible, in any form or medium provided, which is not generally known to the public, including (i) information that relates to the business, operations, strategies, prospects, structure or status of the Company or any of its Subsidiaries (whether information was produced by the Company or any of its Subsidiaries), (ii) third party information which the Company or any of its Subsidiaries treats or is required to treat as confidential or proprietary, and (iii) hardware, software and enhancements thereto, schematics and designs, know-how, techniques, systems, processes, trade secrets, customer and supplier data, pricing data, manuals and confidential documents and reports relating to the business, operations, strategies, prospects, assets, structure or status of the Company or any of its Subsidiaries.

“GAAP” means United States generally accepted accounting principles.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Qualifying Executive” means Levy, for so long as Levy continues to hold (i) Company equity securities representing a Universal Percentage (as defined in the Restated LLC Agreement) in excess of 5% or (ii) Class C Units (as defined in the Restated LLC Agreement) in an amount greater than 60% of the Class C Units held thereby on the date hereof (as equitably adjusted for equity splits, combinations, dividends and similar events).

“Restated LLC Agreement” means the First Amended and Restated Limited Liability Company Agreement of the Company by and among the Company and its members, of even date herewith.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force.

Each capitalized term used but not defined herein shall have the meaning given to such term in the Restated LLC Agreement.

Section 3. Miscellaneous.

3A. Expenses. The Company shall pay, and hold each Investor and each of their Affiliates harmless against liability for the payment of, the out-of-pocket fees and expenses of such Persons (including the fees and expenses of legal counsel or other third party advisors) arising in connection with (i) any completed or proposed acquisition, merger, initial public offering, sale or recapitalization or similar transaction involving the Company or any of its Subsidiaries, (ii) any amendments or waivers (whether or not the same become effective) requested by the Company or its Members (other than the Investors) under or in respect of the Transaction Agreements (including in connection with any completed or proposed acquisition, merger, sale or recapitalization or similar transaction by or involving the Company or any of its Subsidiaries), (iii) the interpretation, investigation and enforcement of the rights granted under the Transaction Agreements. (iv) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement, the other Transaction Agreements or the agreements contemplated hereby or the issuance, delivery or acquisition of any Holdings LLC equity securities, (v) the reasonable fees and expenses incurred by such Person in any filing with any governmental entity with respect to its investment in the Company or any of its Subsidiaries or in any other filing with any governmental entity with respect to the Company or any of its Subsidiaries which mentions such Person, and (vi) all reasonable travel expenses, legal fees and other fees and expenses as have been or may be incurred in connection with any Company-related financing or in connection with the rendering of any other services by such Person or its Affiliates to the Company and its Subsidiaries.

3B. Remedies. Each holder of Class A Units shall have all rights and remedies set forth in this Agreement, the certificate of formation, the Restated LLC Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under applicable Law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

3C. Amendments and Waivers. Except as otherwise expressly provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing by the Company and the Investor Majority. No other course of dealing between the Company or any Investor or other Major Member or any delay in exercising any rights hereunder shall operate as a waiver of any rights of any such Persons.

3D. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Major Member’s benefit as an Major Member, Investor or holder of Class A Units, Class B Units or Class C Units, as the case may be, or other Company equity securities are also for the benefit of, and enforceable by, any subsequent holder of such Class A Units, Class B Units, or Class C Units, as the case may be, or other Company equity securities and may only be assigned in connection with, and in proportion to, the transfer of such Class A Units, Class B Units, or Class C Units, as the case may be or Company equity securities.

3E. Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company’s previous accounting methods and policies, unless otherwise directed by the Company’s audit committee or its independent auditors.

3F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

3G. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

3H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall mean “including without limitation”.

3I. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

3J. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service

(charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors attached hereto (or, if not so indicated, to any such address indicated by the Company’s records) and to the Company at the address indicated below:

Notices to the Company:

ECPM Holdings, LLC
11810 Wills Road, Suite 100
Alpharetta, Georgia 30009
Attention:	Board of Directors
Facsimile:	(866) 567-8218

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
950 Page Mill Road
Palo Alto, CA 94304
Attention:	Adam D. Phillips
Facsimile:	(650) 859-7500

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

3K. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties hereto intend that each covenant and agreement contained herein shall have independent significance. If any party has breached any covenant or agreement contained herein in any respect, the fact that there exists another covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first covenant or agreement.

3L. Third-Party Beneficiaries. The parties hereto acknowledge and agree that all rights and privileges (including approvals and consents and rights to provide or withhold approval or consent) that may be exercised hereunder by the Investors or any group of Investors may be exercised by and for the benefit of the Investors or such group of Investors may be exercised by the Sequoia Capital family of investment funds, general partner entities, and related entities (collectively, the “Sequoia Funds”) and for their own accounts to the same extent as if such Sequoia Funds were parties hereto (unless otherwise agreed by each such Sequoia Fund). Notwithstanding anything to the contrary in this Agreement, this Section 3L may not be amended or modified without the prior written consent of Sequoia Capital.

3M. Complete Agreement. This Agreement and the other agreements and instruments referred to herein contain the complete agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede any prior understandings, agreements and representations by or between the parties hereto (whether written or oral) which may have related to the subject matter hereof or thereof in any way.

3N. Termination. Except for this Section 3, this Agreement will terminate upon the closing of (i) a Liquidity Event, or (ii) with respect to each Major Member, at such time as such Major Member ceases to hold Company equity securities.

3O. Investment Opportunities and Conflict of Interest. The Company acknowledges that the Investors along with certain of the other Major Members (collectively, the “Institutional Members”) and their respective Affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates. Accordingly, the Company hereby expressly acknowledges and agrees that (i) the Institutional Members and their Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships with entities engaged in the business of the Company and its Subsidiaries other than through the Company or any of its Subsidiaries (each, an “Other Business”), (ii) the Institutional Members have and may develop a strategic relationship with businesses that are and may be competitive or complementary with the Company or any of its Subsidiaries, (iii) none of the Institutional Members will be prohibited by virtue of their investment in the Company or their service on the Company’s or its Subsidiaries’ Board from pursuing and engaging in any activities with an Other Business or serving such Other Business in any capacity (as an officer, director or otherwise), (iv) none of the Institutional Members will be obligated to inform or present the Company or its Subsidiaries or the Board of any such opportunity, relationship or investment, (v) none of the other members of the Company, including the other Institutional Members (the “Other Members”), will acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of any of the Institutional Members, and (vi) the involvement of the Institutional Members in any Other Business will not constitute a conflict of interest by the Institutional Members with respect to the Company or its members or any of the Company’s Subsidiaries. In furtherance of the foregoing, except as set forth in Section 1A, to the fullest extent permitted by Law, the Institutional Members shall have no obligation of confidentiality or other duty to the Company or its Subsidiaries to refrain from using any information (other than Confidential Information) that comes into such Institutional Members’ possession as a result of such Institutional Members’ investment in the Company, whether as a director, stockholder or otherwise, including, but not limited to, market trend and market data (the “Information Waiver”); provided, however, that the Information Waiver shall not apply, and therefore such Investor shall be subject to such obligations and duties as would otherwise apply to such Institutional Member under applicable Law, if the information at issue (x) constitutes Confidential Information or (y) is covered by a contractual obligation of confidentiality to which the Company or such Institutional Member is subject. Notwithstanding anything in this Section 3O to the contrary, nothing herein shall be (or be construed as) a waiver of any Institutional Member’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.

*            *             *            *            *

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Investor Rights Agreement on the date first written above.

THE COMPANY:

ECPM HOLDINGS, LLC

By:	/s/ Mark G. Gilreath
Name:	Mark G. Gilreath
Its:	CEO

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Investor Rights Agreement on the date first written above.

THE INVESTORS:

SC US GF V HOLDINGS, LTD.,
a Cayman Islands exempted company

By:	Sequoia Capital U.S. Growth Fund V, L.P. and Sequoia Capital USGF Principals Fund V, L.P., both Cayman Islands exempted limited partnerships, its Members

By:	SCGF V Management, L.P., a Cayman Islands exempted limited partnership, its General Partner

By:	SC GF TT LTD., a Cayman Islands exempted company, its General Partner

By:	/s/ Scott Carter

Name:	Scott Carter

Its:	Director

SEQUOIA CAPITAL ISRAEL IV HOLDINGS, L.P.,
a Cayman Islands exempted limited partnership

By:	SC ISRAEL IV MANAGEMENT, L.P., a Cayman Islands exempted limited partnership, its General Partner

By:	SC Israel IV GenPar Ltd., a Cayman Islands company, its General Partner

By:	/s/ Shmuel Levy

Name:	Shmuel Levy

Its:	Managing Director

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Investor Rights Agreement on the date first written above.

THE OTHER MAJOR MEMBERS:

RIVER CITIES CAPITAL FUND IV L.P.
By:	River Cities Management IV LLC, its General Partner

By:	/s/ Edward C. McCarthy
Name:	Edward C. McCarthy
Title:	Manager

RIVER CITIES CAPITAL FUND IV (N.Q.P.) L.P.
By:	River Cities Management IV LLC, its General Partner

By:	/s/ Edward C. McCarthy
Name:	Edward C. McCarthy
Title:	Manager

RCCF ENDOCHOICE, LLC
By:	River Cities Management IV LLC, its Manager

By:	/s/ Edward C. McCarthy
Name:	Edward C. McCarthy
Title:	Manager

FIFTH THIRD CAPITAL HOLDINGS, LLC

By:	/s/ Vanessa Indriolo Vreeland
Name:	Vanessa Indriolo Vreeland
Title:	Senior Vice President, Private Equity

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Investor Rights Agreement on the date first written above.

THE OTHER MAJOR MEMBERS:

COUNCIL CAPITAL II, LP
By:	Council Capital Partners II, LLC, its General Partner

By:	/s/ Grant Jackson
Name:	Grant Jackson
Title:	General Partner

ENVEST III, LLC
By:	Envest Management III, LLC, its Managing Member

By:	/s/ David Kaufman
Name:	David Kaufman
Title:	Manager

MORGAN CREEK VENTURE PARTNERS ACCESS FUND LP
By:	Morgan Creek Partners Venture, LLC, its General Partner

By:	/s/ Mark W. Yusko
Name:	Mark W. Yusko
Title:	CEO/CIO

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Investor Rights Agreement on the date first written above.

THE OTHER MAJOR MEMBERS:

EVERGREEN V, L.P.
By:	Evergreen V GP, L.P, its general partner
By:	Evergreen 5 G.P. Ltd., its general partner

By:	/s/ Ronit Bendori
Name:	Ronit Bendori
Title:	Partner

EVERGREEN V-A, L.P.
By:	Evergreen V GP, L.P, its general partner
By:	Evergreen 5 G.P. Ltd., its general partner

By:	/s/ Ronit Bendori
Name:	Ronit Bendori
Title:	Partner

U.M. ACCELMED L.P., an Israeli limited liability partnership
By: U.M. Accelmed Management (2009) Ltd., an Israeli limited liability company, its General Partner

By:	/s/ Uri Geiger
Name:	Uri Geiger
Title:	Its Director

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed on their behalf this Investor Rights Agreement on the date first written above.

THE OTHER MAJOR MEMBERS:

/s/ Avraham Levy
Avraham Levy

[Signature Page to Investor Rights Agreement]

SCHEDULE OF MAJOR MEMBERS

SC US GF V Holdings, Ltd.

Sequoia Capital Israel IV Holdings, L.P.

In the case of each of the foregoing, with notices and other communications directed as follows:

c/o Sequoia Capital

3000 Sand Hill Road

Building 4, Suite 250

Menlo Park, CA 94025

Attention:        Scott Carter

Fax:                 (650) 854-2977

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

950 Page Mill Road

Palo Alto, CA 94304

Attention:        Adam D. Phillips

Fax:                 (650) 859-7500

River Cities Capital Fund IV, L.P.

River Cities Capital Fund IV (N.Q.P.), L.P.

RCCF EndoChoice, LLC

In the case of each of the foregoing, with notices and other communications directed as follows:

3737 Glenwood Ave,

Suite 100

Raleigh, NC 27612

Attn: Rik Vandevenne

Fax: (919) 573 6050

with a copy (which shall not constitute notice) to:

Robinson Bradshaw & Hinson

1450 Raleigh Road, Suite 100

Chapel Hill, NC 27517

Attention: John M. Fogg

Fax: 919.328.8796

Fifth Third Capital Holdings, LLC

c/o Fifth Third Bank

38 Fountain Square Plaza, 4th Plaza

Cincinnati, OH 45202

Attention: Scott J. Heberlein

Fax:

Council Capital II, LP

150 Second Avenue North, Suite 415

Nashville, TN 37201

Attention: Grant A. Jackson

Fax: (615) 255 3709

with a copy (which shall not constitute notice) to:

Robinson Bradshaw & Hinson

1450 Raleigh Road, Suite 100

Chapel Hill, NC 27517

Attention: John M. Fogg

Fax: 919.328.8796

Envest III, LLC

2101 Parks Avenue, Suite 401

Virginia Beach, VA 23451

Attn: David Kaufman

Fax: (757) 437-3884

with a copy (which shall not constitute notice) to:

Robinson Bradshaw & Hinson

1450 Raleigh Road, Suite 100

Chapel Hill, NC 27517

Attention: John M. Fogg

Fax: 919.328.8796

Morgan Creek Venture Partners Access Fund LP

301 W. Barbee Chapel Road, Suite 200

Chapel Hill, NC 27517

Attn:

Fax:

U.M. Accelmed, L.P.

Life Plaza, 6 Ha’Hoshlim St.,

Herzliya Pituach 46120, Israel

Fax: +972-9-9588594

Attention: Dr. Uri Geiger

with a copy (that will not constitute notice) to:

Agmon & Co., Rosenberg, Hacohen & Co.

Electra Towers, 98 Yigal Alon St.,

Tel Aviv 67891, Israel

Fax: +972-3-7666567

Attn: Jonathan Schwartz, Adv.

Evergreen V, L.P.

Evergreen V-A, L.P.

In the case of each of the foregoing, with notices and other communications directed as follows:

25 Habarzel St., Tel Aviv 69710 Israel

Fax: +(972) 03-710-8210

Attention: Ronit Bendori, Partner

with a copy (which shall not constitute notice) to:

Matry, Meiri & Co., Law Offices

Gibor Sport Building, 24th floor

7 Menachem Begin Street,

Ramat Gan 52681, Israel

Fax +(972)-3-610-9009

Attention: Keren Wacht, Adv

Avraham Levy